Exhibit 99.1

Contact:
Ramon Suazo
Cambridge Capital Acquisition Corporation
(561) 932-1615

CAMBRIDGE CAPITAL ACQUISITION CORPORATION
COMMON SHARES AND WARRANTS TO BEGIN TRADING
SEPARATELY ON JANUARY 27, 2014

January 22, 2014 – New York, NY – Cambridge Capital Acquisition Corporation  (Nasdaq: CAMBU) (the “Company”) announced today that EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters of its initial public offering of units, which was consummated on December 23, 2013, has notified the Company that commencing on Monday, January 27, 2014, the holders of the Company’s units may elect to separately trade the shares of common stock and warrants underlying the units. Those units not separated will continue to trade on the Nasdaq Capital Market  under the symbol “CAMBU” and each of the underlying shares of common stock and the warrants will trade on the Nasdaq Capital Market under the symbols “CAMB” and “CAMBW”, respectively.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cambridge Capital Acquisition Corporation is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company intends to focus its search for target businesses that operate in the supply chain industry, with an emphasis on target businesses that operate in the traditional transportation and logistics end of the supply chain industry.

Forward-looking Statements

This press release contains forward-looking statements. These forward-looking statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. Cambridge Capital may make written or oral forward-looking statements in its reports filed with, or furnished to, the U.S. Securities and Exchange Commission, in its annual reports to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about Cambridge Capital’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to the following: Cambridge Capital’s goals and strategies; general business and economic conditions; and the performance of financial markets. Further information regarding these and other risks is included in Cambridge Capital’s reports filed with, or furnished to the Securities and Exchange Commission. Cambridge Capital does not undertake any obligation to update any forward-looking statement, except as required under applicable law. All information provided in this presentation is as of the date of this press release, and Cambridge Capital undertakes no duty to update such information, except as required under applicable law.